Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Robin Gervasoni

Phone: (610) 430-7258

Fax: (610) 436-1761

Email: robin_gervasoni@vwr.com

VWR International Filed Quarterly Report on Form 10-Q May 16, 2005 and will hold First Quarter 2005

Conference Call on May 19, 2005

WEST CHESTER, PA, May 17, 2005 – VWR International, a leader in the global research laboratory industry, filed its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 with the Securities and Exchange Commission and will hold a conference call on Thursday, May 19 to discuss its financial results for the quarter ended March 31, 2005 and its current outlook for the business.

Who:	James W. Rogers, Chairman and Chief Executive Officer
Jack L. Wyszomierski, Executive Vice-President & Chief Financial Officer

When:	Thursday, May 19, 2005
8:00 a.m. Eastern Time (ET)

How:

Interested parties may participate by dialing 1-877-253-6643 (U.S. and Canada) or 1-706-643-0879 (outside U.S. and Canada). A replay of the call will be available from 11:00 a.m. ET on May 19 through Thursday, May 26, by dialing 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291

(outside U.S. and Canada), pass code for both replay numbers: 6272346.

Information:	VWR International’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 has been filed with the Securities and Exchange Commission and is available on our website at www.vwr.com.

About VWR International, Inc.

VWR International is a leader in the global research laboratory industry with worldwide sales of $3.0 billion US dollars. VWR’s business is highly diversified across a spectrum of products and services, customer groups and geography. The company offers more than 750,000 products, from more than 5,000 manufacturers, to over 250,000 customers throughout North America and Europe. VWR’s primary customers work in the pharmaceutical, life science, chemical, technology, food processing and consumer product industries. Other important customers include universities and research institutes; governmental agencies; environmental testing organizations; and primary and secondary schools. VWR International affiliates operate in 18 countries and employ approximately 6,000 people. The company’s mission is to deliver excellence in the distribution of scientific supplies. The VWR International Group is headquartered in West Chester, Pennsylvania.

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, Inc., 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR International and design are trademarks of VWR International, Inc.